Exhibit 99.1

Virginia National Bankshares Corporation Completes Merger

with Fauquier Bankshares, Inc.

FOR IMMEDIATE RELEASE:

Charlottesville, Va., April 1, 2021 — Virginia National Bankshares Corporation (“Virginia National”) (OTCQX: VABK), parent company of Virginia National Bank, announced today the completion of its merger of equals transaction with Fauquier Bankshares, Inc. (“Fauquier”), parent company of The Fauquier Bank. Following the completion of the merger and based on financial information as of December 31, 2020, Virginia National has approximately $1.7 billion in total assets and approximately $1.5 billion in total deposits.

“This is an exciting moment in the history of Virginia National as we increase our ability to better serve the financial needs of our customers, while also providing the opportunity to enhance profitability and increase shareholder value,” said Glenn W. Rust, President and Chief Executive Officer of Virginia National.

Under the terms of the merger agreement, shareholders of Fauquier are entitled to receive 0.6750 shares of Virginia National common stock for each share of Fauquier common stock. Virginia National’s common stock has been approved for listing on the Nasdaq Capital Market and will begin trading on April 5, 2021 under the ticker symbol “VABK.” Immediately following completion of the holding company merger, The Fauquier Bank was merged with and into Virginia National Bank. The former branches of The Fauquier Bank assumed in the merger will operate as The Fauquier Bank, a division of Virginia National Bank, until systems are converted in July 2021.

Former President and Chief Executive Officer of Fauquier, Marc J. Bogan, who has been appointed President and Chief Executive Officer of Virginia National Bank, added, “We are excited to continue Fauquier’s legacy of excellence in customer service and community-focused approach as we join forces with Virginia National. Our combined resources and enhanced branch network will allow us to better serve the needs of our customers and community.”

About Virginia National

Virginia National, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. Virginia National Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including fiduciary, trust and estate administration services under the name VNB Trust and Estate Services, and wealth and investment advisory services, including financial planning, under the name Sturman Wealth Advisors. Investment management services are also offered through Masonry Capital Management, LLC, a registered investment advisor and wholly-owned subsidiary of Virginia National. Additional information about Virginia National is also available at www.vnbcorp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of management of Virginia National and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Virginia National. In addition, these forward-looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Virginia National and Fauquier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees and customers, may be greater than expected; (4) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Virginia National is engaged; (5) the interest rate environment may further compress margins and adversely affect net interest income; (6) results may be adversely affected by continued adverse changes to credit quality; (7) competition from other financial services companies in Virginia National’s markets could adversely affect operations; (8) an economic slowdown could adversely affect credit quality and loan originations; (9) the COVID-19 pandemic is adversely affecting Virginia National and its customers, employees and third-party service providers; the adverse impacts of the pandemic on their respective business, financial position, operations and prospects have been material, and it is not possible to accurately predict the extent, severity or duration of the pandemic or when normal economic and operation conditions will return; and (10) other factors that may affect future results of Virginia National. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Virginia National’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s Internet site (http://www.sec.gov).

For more information, contact:

Glenn W. Rust, President and Chief Executive Officer

Virginia National Bankshares Corporation

(434) 817-8649

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